UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
____________________________________________
FORM 8-K
____________________________________________
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported) April 14, 2015
____________________________________________
PUBLIX SUPER MARKETS, INC.
(Exact name of Registrant as specified in its charter)
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Florida	0-00981	59-0324412
(State of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

3300 Publix Corporate Parkway
Lakeland, Florida		33811
(Address of principal executive offices)		(Zip Code)

(863) 688-1188
(Registrant’s telephone number, including area code)
____________________________________________
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.    Entry into a Material Definitive Agreement

Indemnification Agreement
Publix Super Markets, Inc. (the “Company”) and G. Thomas Hough, a director of the Company, entered into an Indemnification Agreement dated April 14, 2015. This Indemnification Agreement was in the same form as the Indemnification Agreement attached as an exhibit to the quarterly report of the Company on Form 10-Q for the quarter ended March 31, 2001. The Indemnification Agreement has been entered into between the Company and all of its directors and officers as reported in the quarterly, annual and current reports of the Company on Form 10-Q, Form 10-K and Form 8-K for the periods ended March 31, 2001, June 30, 2001, September 29, 2001, June 29, 2002, December 28, 2002, September 27, 2003, December 27, 2003, March 27, 2004, May 18, 2005, July 1, 2005, January 30, 2006, January 30, 2008, December 22, 2008, April 14, 2009, January 1, 2011, January 4, 2013, April 1, 2013, April 16, 2013, April 1, 2014 and May 3, 2014.

Item 5.07.     Submission of Matters to a Vote of Security Holders
The Annual Meeting of Stockholders of Publix Super Markets, Inc. was held on April 14, 2015 for the purpose of electing a board of directors. Proxies for the meeting were solicited pursuant to Section 14(a) of the Securities Exchange Act of 1934 and there were no solicitations in opposition to management's solicitation. All nominees for director listed below were elected. The term of office of the directors will be until the next annual meeting or until their successors shall be elected and qualified. The results of the election of directors were as follows:

	Votes For	Votes Against	Abstain
Carol Jenkins Barnett	586,890,793	487,940	674,700
Hoyt R. Barnett	585,840,266	1,343,693	869,505
William E. Crenshaw	586,671,681	786,122	595,661
Jane B. Finley	583,934,637	1,608,978	2,509,849
G. Thomas Hough	583,869,440	1,483,575	2,700,425
Charles H. Jenkins, Jr.	587,276,552	237,758	539,154
Howard M. Jenkins	587,221,777	312,343	519,344
Stephen M. Knopik	583,982,253	1,482,439	2,588,772
Maria A. Sastre	582,688,647	3,180,430	2,183,837

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

PUBLIX SUPER MARKETS, INC.

Dated: April 16, 2015	By: /s/ David P. Phillips
David P. Phillips, Chief Financial Officer and Treasurer
(Principal Financial and Accounting Officer)

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